Exhibit 99.1

CriticalPath™	Critical Path, Inc.	415.541.2500 (Main)
	350 The Embarcadero	415.541.2300 (Fax)
	San Francisco, CA 94105-1204	www.criticalpath.net

Critical Path Announces Second Quarter 2004 Results

SAN FRANCISCO, Calif. (July 28, 2004) – Critical Path, Inc. (Nasdaq: CPTH), a global provider of digital communications software and services, today announced financial results for the second quarter ended June 30, 2004.

Revenues for the second quarter of 2004 were $17.0 million, compared to $17.1 million in the first quarter of 2004 and $18.1 million in the second quarter of 2003.

Net loss attributable to common shareholders, based on generally accepted accounting principles (GAAP) in the United States, for the second quarter of 2004 was $12.4 million, or $0.59 per share, compared to a net loss of $13.1 million, or $0.63 per share, in the first quarter of 2004 and a net loss of $11.0 million, or $0.55 per share, in the second quarter of 2003. Total cost of net revenues and operating expenses, based on GAAP in the United States, were $30.3 million in the second quarter of 2004, compared to $28.8 million in the first quarter of 2004 and $29.1 million in the second quarter of 2003.

Earnings before interest, taxes, depreciation and amortization, adjusted to exclude other items such as restructure expense, stock-based expense, gain on investments and accretion on mandatorily redeemable preferred stock, or adjusted EBITDA, for the second quarter was a loss of $7.9 million, or $0.37 per share, compared to a loss of $7.9 million or $0.38 per share in the first quarter of 2004 and a loss of $5.4 million, or $0.27 per share in the second quarter of 2003. Total cost of net revenues and operating expenses on an adjusted EBITDA basis were $24.9 million in the second quarter of 2004, compared to $25.0 million in the first quarter of 2004 and $23.6 million in the second quarter of 2003.

“We are pleased that software license revenues as well as our operating expenses on an adjusted EBITDA basis improved in the second quarter,” said Mark Ferrer, chief executive officer of Critical Path. “This reflects the continued business we are seeing from both existing and new customers as well as our ongoing efforts to reduce expenses.”

As of June 30, 2004, the Company’s cash and cash equivalents totaled $23.6 million, compared to its March 31, 2004 balance of $37.1 million and its June 30, 2003 balance of $24.5 million.

Guidance

The Company expects revenue for the third quarter to be between $16.5 million to $18.5 million. The Company currently expects revenue for the fourth quarter to grow from the third quarter and be in the range of $17.0 million to $20.0 million. The Company expects to be able to provide updated guidance for the fourth quarter on the earnings call for third quarter results.

The Company is providing expense guidance for the next 3 quarters. All of this guidance is provided on an adjusted EBITDA (that is, non-GAAP) basis as described above.

If the Company is successful in delivering the middle to high end of its revenue range in the coming quarters, it would expect target total gross margins to increase from 32% in the second quarter to a range of 39% to 44% in the third quarter. The Company expects target total gross margins in the fourth quarter to increase to a range of 44% to 49%. As the Company enters the first quarter of 2005 it expects gross margins to be on track to be between 48% and 53%.

Critical Path Announces Second Quarter 2004 Results

Lastly, the Company expects to achieve economies through its organizational alignment that will decrease its operating expenses over the next two quarters. The Company expects its operating expenses to decrease from $13.4 million in the second quarter to between $12.0 million to $13.0 million in the third quarter and in the fourth quarter to further decrease to between $10.0 million to $11.0 million. The Company expects its operating expenses in the first quarter of 2005 to be approximately consistent with the fourth quarter of 2004.

Regulation G

Due to the forward-looking nature of the projections of gross margins and operating expenses on an adjusted EBITDA basis given directly above, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP measures is not available without unreasonable effort. The Company believes that the information necessary to reconcile the non-GAAP financial measures to GAAP, such as future restructuring costs, are not reasonably estimable or predictable. In addition, the amount of future restructuring costs could be significant to the Company’s results in any given period.

The Company uses both GAAP and non-GAAP metrics to measure its financial results. It utilizes two primary non-GAAP metrics: income (loss) on an adjusted EBITDA basis and operating costs on an adjusted EBITDA basis. The most directly comparable GAAP measures are the net loss attributable to common shareholders and the total of cost of net revenues and operating expenses, respectively. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the Company’s financial condition against other quarters. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for these non-GAAP metrics are in the alternative measurement reconciliation table below.

Conference Call

Critical Path will host a conference call on Wednesday, July 28, 2004, at 8:30 a.m. Eastern Time to discuss the financial results for the second quarter of 2004. The conference call is scheduled to last up to one hour. Those who would like to participate should dial 877-231-3543 (domestic) or +1 706-634-1329 (international) five to ten minutes prior to the scheduled start time. In addition, the conference call and a subsequent replay will be available via Web cast from the Company’s Web site, www.criticalpath.net. A replay of the conference call will also be available by telephone for two weeks following the call; to access the telephone replay, please dial 800-642-1687 (domestic) or +1 706-645-9291 (international), passcode 8790456. The Web cast and this earnings release will be available on the Company’s Web site for twelve months following the conference call.

Critical Path Announces Second Quarter 2004 Results

About Critical Path, Inc.

Critical Path, Inc. (Nasdaq: CPTH) is a global provider of digital communications software and services, headquartered in San Francisco, California. More information is available at www.criticalpath.net.

Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the Company’s future financial performance. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, unplanned system interruptions and capacity constraints, software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the United States Securities and Exchange Commission (www.sec.gov) made from time to time, including Critical Path’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, Form 10-Q for the three months ended March 31, 2004 and Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: See attached tables.

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their holders.

# # #

Contact Information

For Reporters and Editors: Critical Path, Inc. Michelle Weber 415.541.2575 pr@criticalpath.net www.criticalpath.net	For Investors: Critical Path, Inc. Investor Relations 415.541.2619 ir@criticalpath.net www.criticalpath.net

Critical Path Announces Second Quarter 2004 Results

Critical Path, Inc.

Condensed Consolidated Balance Sheets

	December 31,	March 31,	June 30,
	2003	2004	2004
	(in thousands; unaudited)
ASSETS
Current Assets
Cash & Cash Equivalents	$18,984	$37,131	$23,550
Accounts Receivable, Net	16,880	16,704	21,624
Other Current Assets	4,664	5,355	5,846

Total Current Assets	40,528	59,190	51,020
Property & Equipment, Net	14,821	13,304	11,587
Goodwill	6,613	6,613	6,613
Other Assets	5,763	7,751	7,520

Total Assets	$67,725	$86,858	$76,740

LIABILITIES, MANDATORY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts Payable	$5,022	$4,102	$4,704
Accrued Expenses	20,755	22,280	24,093
Deferred Revenue	8,856	9,966	11,849
Loan Line of Credit	2,298	—	—
Capital Lease & Other Obligations, Current	1,721	1,587	926

Total Current Liabilities	38,652	37,935	41,573
Deferred Revenue Long-term	1,343	1,360	1,304
Convertible Subordinated Notes Payable	38,360	38,360	38,360
Convertible secure note payable	10,016	43,561	43,606
Capital Lease & Other Obligations, Long-term	1,295	1,009	706

Total Liabilities	89,666	122,225	125,549

Mandatorily Redeemable Preferred Stock	55,301	55,288	52,236

Total Shareholder's Equity	(77,241)	(90,655)	(101,045)

Total Liabilities & Shareholder’s Equity	$67,725	$86,858	$76,740

Critical Path Announces Second Quarter 2004 Results

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a United States GAAP Basis

	Three Months Ended			Six Months Ended
	June 30, 2003	March 31, 2004	June 30, 2004	June 30, 2003	June 30, 2004
	(in thousands, except per share amounts; unaudited)
NET REVENUE
SW licensing	$5,592	$4,251	$5,407	$10,639	$9,658
Hosted messaging	4,856	4,343	3,711	10,242	8,054
Professional services	3,155	2,659	2,936	6,375	5,595
Maintenance and support	4,533	5,825	4,962	8,914	10,787

Total net revenue	18,136	17,078	17,016	36,170	34,094
COST OF NET REVENUE
SW licensing	722	911	1,708	2,519	2,619
Hosted messaging	7,103	6,381	6,570	13,366	12,951
Professional services	2,910	3,094	3,034	6,360	6,128
Maintenance and support	1,387	1,449	1,322	3,316	2,771
Stock-based expense—Hosted messaging	—	5	—	8	5
Stock-based expense—Professional services	—	—	—	3	—
Stock-based expense—Maintenance and support	—	—	—	6	—
Restructuring expense	—	—	175	—	175

Total cost of net revenue	12,122	11,840	12,809	25,578	24,649

GROSS PROFIT	6,014	5,238	4,207	10,592	9,445

OPERATING EXPENSES
Selling and marketing	7,931	6,939	6,035	17,240	12,974
Research and development	4,813	5,779	5,344	9,436	11,123
General and administrative	3,320	3,122	3,771	6,546	6,893
Stock-based expense—Sales and marketing	—	14	30	18	44
Stock-based expense—Research and development	—	18	—	15	18
Stock-based expense—General and administrative	—	9	1,182	9	1,191
Restructuring expense	892	1,065	1,144	4,081	2,209

Total operating expenses	16,956	16,946	17,506	37,345	34,452

OPERATING LOSS	(10,942)	(11,708)	(13,299)	(26,753)	(25,007)

Interest and other income (expense), net	3,526	3,667	6,733	(2,901)	10,400
Interest expense	(783)	(1,580)	(2,065)	(1,552)	(3,645)
Gain on investments	349	—	—	349	—

Loss before provision for income taxes	(7,850)	(9,621)	(8,631)	(30,857)	(18,252)

Provision for income taxes	(287)	(366)	(445)	(481)	(811)

NET LOSS	(8,137)	(9,987)	(9,076)	(31,338)	(19,063)
Accretion on mandatorily redeemable preferred stock	(2,839)	(3,147)	(3,348)	(6,504)	(6,495)

NET LOSS ATTRIBUTABLE TO
COMMON SHAREHOLDERS	$(10,976)	$(13,134)	$(12,424)	$(37,842)	$(25,558)

Net loss per share	$(0.41)	$(0.48)	$(0.43)	$(1.59)	$(0.90)

Net loss per share attributable to common shareholders	$(0.55)	$(0.63)	$(0.59)	$(1.91)	$(1.21)

Shares used in the per share calculations	19,873	21,014	21,157	19,769	21,086

Critical Path Announces Second Quarter 2004 Results

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a Non-GAAP (Adjusted EBITDA*) Basis

	Three Months Ended			Six Months Ended
	June 30, 2003	March 31, 2004	June 30, 2004	June 30, 2003	June 30, 2004
	(in thousands, except per share amounts; unaudited)
NET REVENUE
SW licensing	$5,592	$4,251	$5,407	$10,639	$9,658
Hosted messaging	4,856	4,343	3,711	10,242	8,054
Professional services	3,155	2,659	2,936	6,375	5,595
Maintenance and support	4,533	5,825	4,962	8,914	10,787

Total net revenue	18,136	17,078	17,016	36,170	34,094

COST OF NET REVENUE
SW licensing	722	911	1,708	2,519	2,619
Hosted messaging	4,553	5,198	5,494	8,255	10,692
Professional services	2,734	3,037	2,994	6,013	6,031
Maintenance and support	1,169	1,425	1,302	2,816	2,727

Total cost of net revenue	9,178	10,571	11,498	19,603	22,069

GROSS PROFIT	8,958	6,507	5,518	16,567	12,025

OPERATING EXPENSES
Selling and marketing	7,334	6,669	5,854	15,916	12,523
Research and development	4,110	4,850	4,513	8,231	9,363
General and administrative	2,960	2,928	3,061	5,803	5,989

Total operating expenses	14,404	14,447	13,428	29,950	27,875

ADJUSTED EBITDA LOSS	(5,446)	(7,940)	(7,910)	(13,383)	(15,850)
Adjusted EBITDA loss per share	$(0.27)	$(0.38)	$(0.37)	$(0.68)	$(0.75)

Shares used in the per share calculations	19,873	21,014	21,157	19,769	21,086

*Excludes interest, taxes, depreciation and amortization as well as other items such as restructure expense, stock-based expense, gain on investments and accretion on mandatorily redeemable preferred stock.

Critical Path Announces Second Quarter 2004 Results

Critical Path, Inc.

Alternative Measurements Reconciliation

The following table provides a reconcilation between the Company's Non-GAAP results, Adjusted EBITDA Loss, to the Company's Condensed Consolidated Statement of Operations on a United States GAAP basis.

	Three Months Ended			Six Months Ended
	June 30, 2003	March 31, 2004	June 30, 2004	June 30, 2003	June 30, 2004
	(in thousands, except per share amounts; unaudited)
Adjusted EBITDA loss	$(5,446)	$(7,940)	$(7,910)	$(13,383)	$(15,850)
Interest and other income (expense), net	3,526	3,667	6,733	(2,901)	10,400
Interest expense	(783)	(1,580)	(2,065)	(1,552)	(3,645)
Gain on investment	349	—	—	349	—
Provision for income taxes	(287)	(366)	(445)	(481)	(811)
Depreciation and amortization	(4,604)	(2,657)	(2,858)	(9,230)	(5,515)
Restructuring expenses	(892)	(1,065)	(1,319)	(4,081)	(2,384)
Stock-based expenses	—	(46)	(1,212)	(59)	(1,258)

Net loss	(8,137)	(9,987)	(9,076)	(31,338)	(19,063)
Accretion on mandatorily redeemable preferred stock	2,839	3,147	3,348	6,504	6,495

Net loss attributable to common shareholders	$(10,976)	$(13,134)	$(12,424)	$(37,842)	$(25,558)

Net loss per share	$(0.41)	$(0.48)	$(0.43)	$(1.59)	$(0.90)

Net loss per share attributable to common shareholders	$(0.55)	$(0.63)	$(0.59)	$(1.91)	$(1.21)

Shares used in the per share calculations	19,873	21,014	21,157	19,769	21,086

The following table provides a reconcilation between the total cost of net revenues and operating expenses on an Adjusted EBITDA basis to the Company's cost of revenues and operating expenes on a United States GAAP basis.

	Three Months Ended			Six Months Ended
	June 30, 2003	March 31, 2004	June 30, 2004	June 30, 2003	June 30, 2004
	(in thousands, except per share amounts; unaudited)
Total cost of net revenues and operating expenses
on an Adjusted EBITDA basis	$23,582	$25,018	$24,926	$49,553	$49,944
Depreciation and amortization	(4,604)	(2,657)	(2,858)	(9,230)	(5,515)
Restructuring expenses	(892)	(1,065)	(1,319)	(4,081)	(2,384)
Stock-based expenses	—	(46)	(1,212)	(59)	(1,258)

Total cost of net revenues and operating expenses
on a United States GAAP basis	$29,078	$28,786	$30,315	$62,923	$59,101